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                                LICENSE AGREEMENT

         This Agreement, made and entered into this 14th day of July, 1999, by and between W9/LWS II Real Estate Limited Partnership (The "Licensor") and, 2-INFINITY.COM, INC. (the "Licensee").

         1. PURPOSE: Licensor hereby grants to Licensee, and Licensee hereby accepts, a temporary license to (a) install, maintain and operate for the term hereof, a satellite dish antenna more fully described on Appendix "A" attached hereto ("Antenna") at the location described on Appendix "B" attached hereto, which is to be mounted on the roof of the building known as 4828 Loop Central Drive, ("Building") using a nonpenetrating roof mount, subject to all regulation, including but not limited to local zoning ordinances, subject to all applicable governmental laws, rules, ordinances and regulations and also subject to the following terms, covenants and conditions.

         2. RENT: On or before the first day of each month of the Term, Licensee shall pay Licensor Base Rent in the amount of $100.00.

         3. TERM: The term of this License shall expire simultaneously with the expiration or earlier termination of the lease agreement (the "Lease") dated JUNE 30, 2002 by and between Owner and Licensee for premises known as Suite 100 located at the Building (the "Premises") unless sooner terminated as provided herein.

         4. PERMITS AND LICENSES: Licensee, at its sole effort and expense, will install, maintain and operate the Antenna in compliance with all laws, rules, ordinances or regulations, federal, state or local, applicable thereto, and secure all licenses or permits which are necessary in connection with this License or the Antenna. Licensee will give Licensor timely notice of any requirements, whether governmental or otherwise, with which Licensor must comply pertaining to the antenna, and Licensee will cause such compliance and bear any cost attendant to such compliance. Licensee will have the ongoing duty to assure that the operation of the Antenna continues to be legal and that all required permits and licenses are maintained and kept current. Should the necessary governmental or other approvals, licenses or permits not be granted or after granted be withdrawn, canceled or terminated, then this License will immediately terminate, and both parties will be relieved or any further obligation to the other (with the exception of Licensee's obligations under paragraphs 9 and 11 hereof).

         5. TAXES: Licensor hereby acknowledges that the Antenna, irrespective of the fact that the same may be affixed or attached to the Premises and otherwise by operation of law would become or could be deemed to become a part of the Premises, shall not be nor be deemed to be a part of the Premises and shall at all times remain the sole and exclusive personal property of the Licensee. Licensee will pay all personal property, excise or other taxes, assessments and license fees relating to the operation of the Antenna.

         6. INSTALLATION: The parties anticipate that the installation of the Antenna at the location agreed upon may require alterations or additions and utility connections (the "Installation"). Licensee will install the antenna in a good and workmanlike manner under the supervision of Licensor and pursuant to plans and specifications approved in advance by Licensor in writing. Licensee shall not make any alterations or additions to the Antenna without the prior written consent of Licensor. If required to maintain the Building roof warranty in effect, Licensee will engage the designated approved roofing contractor to perform roof-related work.

         7. SUBSTITUTE PREMISES: At any time hereafter, Licensor may substitute for the Roof Premises other premises (herein referred to as "the new roof premises") provided the new roof premises shall

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be similar to the Roof Premises in area and use for Licensee's purposes and shall be located on the Roof of the Building, or of another comparable building in the same area and further provided: (1) Licensee shall pay the expense of moving the Items from the Roof Premises to the new roof premises; and (2) Licensor shall first give Licensee at least ten (10) days notice before making such change.

         8. MAINTENANCE: Licensee will provide complete maintenance and repair services (1) for the Antenna, pertaining to appearance, cleaning, parts and labor (whether or not the defects are covered by manufacturer's warranties), with the objective of keeping the Antenna in good operating order, condition and repair and (2) for the portions of the Building and roof which Licensee utilizes in respect of the Antenna, pertaining to the condition of the roof and building structure from this License or from the acts or omissions of the Licensee, including but not limited to the invalidation of any roof warranty, with the objective of keeping the Building structure and roof in good condition and repair (collectively the "Maintenance") all of which will be performed under the supervision of Licensor. Licensor shall have the right at all times, and from time to time, to inspect the Antenna and its location for any purpose whatsoever. If Licensee ceases to perform its Maintenance obligations in accordance herewith, Licensor may upon reasonable notice terminate this License, and Licensee shall thereafter remove the Antenna and perform its Removal and Restoration obligations outlined in paragraph 9 hereof, immediately after such event.

         9. REMOVAL: Upon termination of the License for any reason, Licensee shall remove the Antenna and all improvements from the premises (the "Removal") and restore the location to its appearance and condition existing immediately before the original installation of the Antenna (the "Restoration"). The Removal and Restoration must be performed under the supervision of Licensor and if required, through the use of Landlord's roofing contractor, and fully completed within thirty (30) days after termination of the License.

         10.      SUBCONTRACTING AND RELATIONSHIP BETWEEN THE PARTIES:
Licensee may subcontract all or any part of the Installation, Maintenance, Removal, or Restoration obligations of the Licensee in respect of the antenna. Should any part of Licensee's responsibilities hereunder be subcontracted, such subcontractor shall be Licensee's sole responsibility and shall comply with all of the terms, covenants and conditions herein as if said subcontractor were included in the term "Licensee". Licensee and its subcontractors shall at all times be independent contractors, and it is not the intent of Licensee or Licensor to create any type of lease, employment, agency, partnership or joint venture relationship.

         11. INDEMNIFICATION: The Installation, Maintenance, Operation, use, Removal and Restoration of the antenna shall be at Licensee's sole risk, cost and expense. Licensee completely and unconditionally indemnifies and holds harmless and, at the option of Licensor, agrees to defend (with counsel reasonably acceptable to Owner) Licensor, and its Management Agent, and their respective officers, directors, shareholders, partners, beneficiaries, contractors, employees, agents and affiliates, from any and all losses, claims, demands, judgments, damages, suites, liabilities or expenses of any kind or nature including reasonable attorney's fees for the defense thereof (collectively "Claims"), which may be asserted, sustained or determined, as the case may be, arising directly or indirectly from (1) Licensee's or its employee's, agents, customer's or contractors use of the Premises or the Building; (2) the Installation, Maintenance, Removal, Restoration or Operation of the Antenna; (3) any breach or default on the part of Licensee in the performance of any covenant or agreement on the part of Licensee to be performed pursuant to the terms of this License; or (4) any act or omission of Licensee, its employees, agents, customers, or contractors, in or about the Premises or the building, or relating to the Antenna. If Licensor exercises its option to have Licensee's counsel defend Licensor, Licensee's counsel shall not enter into a settlement of any matter without the prior express written consent of Licensor. In addition, Licensee completely and unconditionally releases and discharges Licensor and its Management Agent and their respective officers, directors, shareholders, partners, beneficiaries, contractors, employees, agents, and affiliated from and waives all claims (as such term is defined above) sustained, asserted or determined, as the case may be, by Licensee or its employs, agents, customers or contractors arising directly or indirectly from the use of or actions on or about the building inclusive of the

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Installation, Maintenance, Removal, Restoration or Operation of the Antenna.
The covenants and agreements contained in this paragraph 9 shall survive the expiration or earlier termination of this License.

         12.      TERMINATION:

         (a) Notwithstanding any other provision of this license to the contrary, in the event of a fire of other casualty or other loss and, as a result thereof Licensee's Antenna is in a state or disrepair or is inoperable, then and in such event Licensee shall either install a new Antenna or repair the existing antenna within thirty (30) days of such event, or the license shall immediately terminate.

         (b) If Licensee fails in any respect to perform any agreements, covenant or obligation in the license, then and in such event, the Licensor, after the continuance of any such failure or default for (3) days after giving notice thereof to the Licensee, may terminate this License or may (but this shall not be deemed to impose an obligation on the Licensor to do so) cure such failure or default on behalf of and at the expense of the Licensee. A default under this License shall likewise be a default under the Lease and a default under the Lease shall likewise be a default under this License.

         (c) If the Licensee's Lease expires or is terminated for any reason whatsoever, or if Licensee ceases to operate the Antenna, or if the operation of the Antenna, at the location is determined in a judicial or administrative proceeding to be in violation of any law, rule or regulation, then and in such event, the License shall be terminated upon reasonable advance notice to the Licensee.

         (d) This License may be terminated by either party hereto upon thirty-(30) days prior written notice to the other party.

         13. NOTICE: Notice hereunder shall be in writing and effected either by personal delivery, overnight courier service or by depositing the same in an official US mail receptacle as certified mail, return receipt requested, postage prepaid. Any notice given under this Agreement shall be in writing and deemed received when delivered if personally served or sent via overnight courier service or if mailed, five (5) days after placing same in an official US mail receptacle.

         14. WAIVER: The rights and remedies of the parties hereunder and those provided by law shall be construed as cumulative, and not one of them is exclusive of any other right of remedy hereunder or allowed by law, and shall be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. A waiver by either party of any default, breach or failure of the other shall not be construed as a continuing waiver, or as a waiver of any subsequent or different default, breach or failure. In case of a breach by either party of any covenant, agreement or undertaking the other party may accept from the party in breach any payment of payments hereunder without waiving any rights provided for herein with respect to any such breach.

         15. ASSIGNMENT: Licensee may not assign or transfer this License without the prior written consent of the Licensor, which may be withheld in Licensor's sole discretion. Any attempted assignment or transfer in violation of this paragraph shall be void and confer no rights upon any third person.

         16. LIABILITY OF OWNER: Licensor or any successor in interest shall not be subject to recourse or personal liability in respect to any of the terms, covenants or conditions of this license. The Licensee shall look solely to the equity of Licensor or any successor in interest in the Premises for the satisfaction of the remedies of Licensee hereunder. It is mutually agreed that this clause is and shall be considered an integral part of this License. Such exculpation of personal liability is absolute and without any exception whatsoever.

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         17.      LIENS: Licensee covenants not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Premises in connection with the Antenna. In case of any Hen so attaching, Licensee shall immediately cause it to be released and removed of record or shall secure a bond sufficient to cause Owner's title insurance company to endorse over such lien.

         18. HEAVY OBJECTS: Licensee shall not bring into or install in the Roof Premises any objects, including the Items contemplated hereunder, the weight of which, singularly or in the aggregate, would exceed the maximum safe load per square foot of the Roof Premises. Licensee shall engage and cause a licensed and qualified engineer to certify the same to Licensor before Licensee shall install, affix or place the Items upon the Roof Premises.

         19. INSURANCE: Prior to commencing an Installation, Maintenance, Use, Removal, or Restoration of the Antenna or the Building roof, Licensee shall furnish evidence to Licensor that the liability insurance required of Licensee under the Lease fully covers all activities and liability of Licensee under this Agreement. No subcontractor or other party shall conduct any activities in connection with this Agreement until it too has procured such liability insurance. All liability insurance shall include contractual liability coverage.

         20.      MISCELLANEOUS:

         (a) This License constitutes the entire understanding of the parties and supersedes any prior written or oral negotiations or understandings.

         (b) It is the intention of the parties hereto that this License shall be construed and enforced in accordance with the laws of the State of Texas.

         (c) If any provision of this License is held invalid or unenforceable, the remainder of this License shall not be affected thereby, and each other provision of this license shall be valid and enforceable to the fullest extent permitted by law.

         21. UTILITIES: Licensee shall pay Licensor for all electricity consumed in the Roof Premises during the Term, at such rates as Licensor may establish from time to time, which shall not be in excess of any applicable rates chargeable by Law, or in excess of the consumer rate, small user rate, or other such rate that would apply to Licensee's consumption if charged by the utility or municipality service in which the Roof Premises are located. If the Roof Premises are now or hereafter separately metered, Licensee shall pay for amounts of electricity based on such meters, and any meter reading charges incurred by Licensor, or which Licensor may reasonable establish from time to time. If the Roof Premises are not separately metered, Licensee shall pay for amounts of electricity based on the reasonable estimates of Licensor's engineer, or at Licensor' election, shall pay Licensor's cost for installing separate meters, and shall thereafter pay based on such meters. All such charges shall be payable as additional Rent, with the installment of Rent with which the same are billed, or if billed separately, shall be due and payable within twenty (20) days after such billing. Licensor may reasonably estimate Licensee's electricity charges in advance, on a monthly, quarterly, semi-annual, or other reasonable basis; in such case Licensor shall pay the estimated amount with the installment of rent with which the same is billed, or if billed separately, within twenty (20) days after such billing, and Licensee shall continue paying Licensor such estimated amount, until Licensor shall adjust such estimate. In such event, periodically, but not less often that once each twelve months, Licensor shall compare the amounts Licensee has paid on an estimated basis with the actual charges incurred hereunder, and shall bill Licensee for any additional amount due (which Licensee shall pay within twenty (20) days thereafter) or shall credit Licensee for any overpayment. Notwithstanding anything to the contrary contained herein, Licensor may at any time, and from time to time, require that Licensee make arrangements to purchase and pay for all

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electricity consumed in the Roof Premises directly with the applicable utility or municipality and to require that Licensee install any necessary meters in connection therewith. The installation of any meters or other electrical facilities and equipment shall be subject to Licensor's prior written approval, and Licensee shall repair any damage and indemnify Licensor from any claims, losses, liabilities or judgments in connection therewith. Licensor does not warranty that any utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes. No such failure or interruption of services or utilities shall be deemed an eviction or disturbance of Licensee's use of the Roof Premises or any part thereof, or render Licensor liable to Licensee for abatement of Rent, or relieve Licensee from performance of Licensee's obligations under this Agreement. Licensor in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages. Licensor makes no representation or warranty of any kind regarding the ability of the Antenna to function properly or regarding interference from any source with the Antenna's transmission or, receipt of telecommunication or other signals. If the operation of the Antenna interferes with the business operations of any tenant in the Building and Licensee is unable to eliminate such interference within five (5) days after receipt of notice from Licensor, Licensee shall cease operating the Antenna and this Agreement shall terminate.

         22. ESTOPPEL CERTIFICATE: Licensee shall from time to time, within five (5) days after written request from Licensor, execute, acknowledge and deliver a statement (1) certifying that this Agreement is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Agreement as so modified, is in full force and effect (or if this Agreement is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in Advance, and the amount of any Security Deposit, (2) acknowledging that there are not, to Licensee's knowledge any uncured defaults on the part of Licensor hereunder, or specifying such defaults if any are claimed, and (3) certifying to such other matters as Licensor may reasonably request. If Licensee shall be deemed to have agreed with the matters set forth herein, and Licensor, acting in good faith shall be authorized, as Licensee's attorney-in-fact, to execute such statement on behalf of Licensee.

LICENSOR:                                         LICENSEE:

W9/LWS II Real Estate Limited Partnership         2-Infinity.com, Inc.
By:  W9/LWS II Gen-Par, Inc.

By:    /s/                                        By:   /s/ Majed Jalali
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